UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 27, 2009

POWERSAFE TECHNOLOGY CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-143645	98-0522188

(Commission File Number)	(IRS Employer Identification No.)

c/o David Lubin & Associates, PLLC
26 E. Hawthorne Avenue
Valley Stream, NY 11580

(Address of Principal Executive Offices, Zip Code)

(516) 887-8200

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s Business and Operations

1.01 Entry into a Material Definitive Agreement

On March 31, 2008, Powersafe Technology Corp., a Nevada corporation (the “Registrant”) executed an agreement (the “Merger Agreement”) with Amplification Technologies, Inc. (“ATI”) providing, among other things, for the merger of the Registrant’s wholly owned subsidiary, Powersafe Acquisition Corp. with and into ATI.

Reference is hereby made to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 4, 2008 regarding the Merger Agreement.

On January 27, 2009, the parties signed an Amendment to the Merger Agreement, pursuant to which the parties acknowledged that the Closing Date had not taken place by December 31, 2008, and amended the Merger Agreement to extend the date after which the parties may elect to terminate from December 31, 2008 to April 30, 2009. The parties currently anticipate closing the merger no later than Feb 14, 2009.

Also, the parties amended the Merger Agreement to modify the exchange ratio and accordingly, the parties have agreed that upon closing, the Registrant shall issue to the stockholders one-half of a share of the Registrant in exchange for each share of the ATI. The interest in the merged entity to be received by a shareholder of ATI under the amended terms is approximately 95% of the interest to have been received under the previous terms.

Further, the parties have modified the lock up provision as set out in Section 3.4 of the Merger Agreement to provide that half of the exchange shares issued to shareholders of ATI shall be non-transferable (with certain limited exceptions) until October 15, 2009 and the other half until December 1, 2009.

In addition, the parties also amended Section 9.5 of the Merger Agreement to modify the liquidation damages and agreed that upon receipt of termination notice, the terminated party shall be entitled to purchase, and the terminating party shall be required to sell to the terminated party, 10% of the outstanding equity of the terminating party for $1.00.

Assuming the merger takes place by Feb 14, 2009 the issued and outstanding capital stock of the Registrant are expected to consist of approximately: (a) 9,055,000 shares of common stock, (b) $1,347,211 face amount of Series A Preferred Stock, which are convertible into an aggregate of 808,326 shares of common stock, (c) up to $2,300,000 liquidation preference of non-convertible Series B Preferred Stock, and (d) up to 750,000 shares reserved for issuance to satisfy option awards and similar obligations.

Mr. Mayer, president and a director of the Registrant, and a family member, have advanced funds to the Registrant which were used to increase the Registrant’s investment in non-convertible Series C Preferred Stock of ATI that will be retired as a result of the merger. Further advances may be made. Such advances are expected to be converted into convertible preferred stock and warrants of the Registrant. Any securities that may be issued in connection with such advances are not included in the anticipated capital structure set forth above.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of business acquired.	Not applicable

(b) Pro forma financial information.	Not applicable

(c) Exhibits

Exhibit

10.6	Amendment No. 1 to the Agreement dated January 27, 2009, by and among Powersafe Technology Corp., Powersafe Acquisition Corp and Amplification Technologies Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERSAFE TECHNOLOGY CORP.

By:	/s/ Jack N. Mayer

Name:	Jack N. Mayer
Title:	President

Date: January 27, 2009